Exhibit 99.1

RETIREMENT AGREEMENT

AND GENERAL RELEASE

READ IT CAREFULLY

NOTICE TO WILLIAM L. HUMMEL:

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it.  By signing this Retirement Agreement and General Release (“Agreement”), you are agreeing to completely release Riverview Financial Corporation and Riverview Bank and their subsidiaries, affiliates, directors and officers.  Therefore, you should consult with an attorney before signing this Agreement.  You have twenty one (21) days from the day of receipt of this document to consider the Agreement. The twenty one (21) days will begin to run on the day after receipt.  If you choose to sign the Agreement, you will have an additional seven (7) days following the date of your signature to revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

This Retirement Agreement and General Release (“Agreement”) by and among William L. Hummel (“Employee”), Riverview Financial Corporation (the “Corporation”) and Riverview Bank (the “Bank”) and each of their subsidiaries and affiliates is made this 27th day of March 2012.  In this Agreement, the “Corporation” shall at all times include any and all related entities, corporations, subsidiaries, and affiliates.

WHEREAS, Employee serves as a member of the Board of Directors of the Corporation and the Bank and as an employee of the Bank pursuant to an Employment Agreement dated June 18, 2008 (“Employment Agreement”);

WHERAS, Employee wishes to retire and resign as a director of the Corporation and the Bank and as an employee of the Bank;

WHEREAS, the Corporation and Employee wish to enter into this Release Agreement in an effort to amicably terminate their relationship and to set forth their mutual obligations regarding Employee’s Retirement; and

WHEREAS, the Corporation and the Bank recognize the Employee’s many years of loyal and dedicated service.

In consideration of the foregoing preambles, the mutual covenants and agreements set forth below and other valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Separation of Service; Payments to Employee

a.                                       Separation of service with the Bank and resignation from the Boards of Directors of the Corporation and the Bank shall be effective March 6, 2012.  Employee confirms his separation of service with the Corporation, the Bank and all of their subsidiaries, affiliates, joint ventures, partnerships, or any other business enterprises, as well as from any office or position with any trade group or any charitable organization which he holds on behalf of the Corporation or the Bank.  Employee hereby confirms his conclusion of service from any and all of the Corporation’s, the Bank’s, their subsidiaries’ and affiliates’ Boards of Directors.

b.                                      In consideration of Employee complying with the terms of this Agreement and provided that Employee continuously and at all times complies with all of his obligations pursuant to this Agreement, the Bank shall pay Employee the following severance package:

i.                                          The Bank shall pay an amount equal to Employee’s salary through March 6, 2012 minus all appropriate withholdings and/or deductions on the first regularly scheduled pay date following the termination of Employee’s employment;

ii.                                       The Bank shall continue to comply with its obligations under the Employee’s Supplement Executive Retirement Plan dated January 1, 2003;

iii.                                    The Bank shall pay Employee seventy-five thousand dollars ($75,000) in thirty-six (36) equal monthly installments minus all appropriate withholdings and/or deductions, starting within thirty (30) days after the expiration of the Revocation Period as defined in Paragraph 9.

iv.                                   The Bank shall pay Employee’s COBRA premium until the earlier of Employee’s 65th birthday or until Employee is no longer eligible for COBRA.

c.                                       Employee acknowledges and agrees that the benefits to be provided to Employee by the Bank pursuant to this Paragraph are, in significant and substantial part, in addition to those benefits to which he is already or would otherwise be entitled.

d.                                      Employee acknowledges that he will not be entitled to benefits under the Riverview Bank Director Emeritus Agreement entered into on November 16, 2011 (“Director Emeritus Agreement”) and not entitled to any additional payments under the Employment Agreement.

2.                                       Costs, Including Attorneys’ Fees.  Employee understands and agrees that the Corporation shall not be liable to Employee and/or any present or former attorney for any costs, expenses, or attorneys’ fees of any kind or amount.  Furthermore, Employee expressly agrees that he is not to be considered to be the “prevailing” or “successful” party within the meaning of any statute, rule, or other law.

3.                                       Release by Employee.  In consideration of the payments and severance benefits set forth in this Agreement, which consideration and severance benefits Employee was not otherwise entitled to receive, and intending to be legally bound, Employee, and all other persons or entities claiming with, by, or through his, hereby irrevocably and unconditionally releases, waives and forever discharges the Corporation, the Bank and their predecessors, successors, representatives, affiliates, subsidiaries, parents, partners and all of their present and past shareholders, directors, officers, agents, employees and attorneys, and all other persons or entities who could be said to be jointly or severally liable with them, or acting by, through, under or in concert with any of them (individually and collectively “the Releasees”) from any and all debts, liabilities, claims, actions, causes of action, rights, judgments, obligations, demands, or suits of any and whatsoever, presently asserted or not asserted, accrued or unaccrued, known or unknown, existing or contingent, apparent or concealed (“Claims”) that Employee had, now has, or may have or could claim to have against the Releasees, from the beginning of time to the date of execution of this Agreement, including, but not limited to all Claims and rights in any way arising from, might arise from, or based upon Employee’s employment with the Corporation or the Bank, or which relate in any way to the termination of Employee’s employment with the Corporation or the Bank, the termination of the Employment Agreement, the Director Emeritus Agreement and also including Title VII of Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Pennsylvania Human Relations Act, the Federal Age Discrimination in Employment Act, the Federal Older Workers Benefit Protection Act, any Whistleblower provision of any statute or law, the Employee Retirement Income Security Act of 1974, and any other statute, regulation, or law or amendments thereto.

Employee further agrees that the payments and benefits described in this Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that Employee may have against the Releasees arising out of his employment relationship, or his service as an Employee, director, officer, or employee of the Corporation or the Bank and the termination thereof, including payment under the Employment Agreement.

The Parties understand that by this Release, Employee is not giving up or waiving any claims that he may have to enforce this Agreement, for any claims for accrued and vested benefits under any employee benefit plan in which Employee has a vested interest, and/or for any claims which by law he cannot waive.

4.                                       No Admission of Wrongdoing.  The Parties agree that this Agreement is not to be construed as a finding or admission of wrongdoing or liability or illegal or unethical conduct by any party.  Nothing in this Agreement shall constitute precedent or evidence in any investigation, proceeding, or trial, with the exception that this Agreement shall be admissible evidence in any proceeding to enforce its terms or secure a remedy for breach of its terms.

5.                                       Confidential Information.

a.                                       Employee agrees that he will not communicate the terms and conditions of this Agreement or the negotiations preceding it to any persons other than his spouse, attorneys and tax advisors.

b.                                      Employee hereby acknowledges that as a result of his employment, he has had access to, obtained, or developed certain confidential, nonpublic, and/or legally privileged information, which includes, but is not limited to: information relating to the Corporation’s and the Bank’s past, present or future business activities; trade secrets; financial information; technical systems; new product development; acquisition prospects and strategies; compliance matters; information contained in personnel files and medical files; the business operations; the internal structure of the Corporation and the Bank; the names of and any and all information, including personal consumer information requiring protection under federal financial privacy laws, respecting the past, present and prospective customers or clients of the Corporation and the Bank; target customers or markets; past, present or future research done by the Corporation and the Bank respecting the business or operations of the Corporation and the Bank; financial information; vendor or provider contracting arrangements; funding sources, services; systems; methods of operation; sales and marketing information; methods; procedures; referral sources, referral source information, or referral lists; revenues; costs; expenses; operating data; reimbursements; contracts; contract forms; arrangements; plans; prospects; correspondence; memoranda and office records; electronic and data processing files and records; identities, addresses, telephone numbers, electronic mail addresses, or other methods of contacting persons who might use or currently use the services of or who have been customers of the Corporation (“Information”).  All such Information, marketing methods, supplies, files (closed or pending), literature, policies and procedure manuals, as well as any information regarding any and all aspects of the Corporation and the Bank, or being used by the Corporation and the Bank, are the sole and confidential property of the Corporation and the Bank and shall be treated as confidential.  Employee agrees to hold inviolate, not to disclose, and to keep secret all such Information and will not for any reason or purpose use, permit to be used, or disclose to any party any Information.

6.                                       Cooperation and Non-Disparagement.  Employee agrees that he will not disparage or make derogatory comments about the Corporation or the Bank, its subsidiaries and affiliates, the Corporation’s or the Bank’s present and former officers, directors, employees, agents, or attorneys, or their business practices.

Employee further agrees that he will not attend the Corporation’s Annual Shareholders meeting or any other shareholders meeting and shall not grant a proxy to any person other than the Corporation or its management to attend the meeting.

7.                                       Injunctive Relief.  Employee agrees that any breach of the agreements and representations set forth in paragraphs 5 and 6 will cause the Releasees irreparable harm, that such injury cannot be remedied adequately by the recovery of monetary damages, that upon such a breach any or all of the Releasees shall be entitled, in addition to and not in lieu of any and all other remedies, to injunctive or other equitable relief without the posting of any bond or undertaking and that such injunctive and/or equitable relief will not work a hardship on him.  Employee further agrees that in any and/or all such circumstances, all of his obligations under this Agreement will remain in full force and effect.

8.                                       Acceptance Period.

The following notice is included in this Agreement as required by the Older Workers Benefit Protection Act:

You have up to twenty-one (21) days from the date of receipt of this release to accept the terms of this release, although you may accept it at any time within those twenty-one (21) days.  You are advised to consult with an attorney regarding this release.

The twenty-one (21) day period will begin to run on the day after Employee receives this Agreement.  It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first day (the “Acceptance Period”).  In order to accept this Agreement, Employee must sign his name and date his signature at the end of this letter and return it to the Corporation via Bybel Rutledge LLP at the address provided in Paragraph 14.  If the twenty-first day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, the Corporation’s receipt of his acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely acceptance of this Agreement.

9.                                       Revocation Period.  Employee has the right to revoke this Agreement at any time within seven (7) days from the date Employee signs and delivers this Agreement to the Corporation (the “Revocation Period”), and this Agreement will not become effective and enforceable until the Revocation Period has expired.  (NOTE:  The Revocation Period will begin on the day after the day on which Employee has signed this Agreement and delivered it to the Corporation and, as indicated

by the date Employee affixes to his signature at the end of this Agreement.  It will then run for seven calendar days and expire at the end of the seventh day.)  In order to revoke this Agreement, Employee must notify the Corporation in writing of his decision to revoke the Agreement.  Employee must ensure that the Corporation (via Bybel Rutledge LLP at the address indicated in Paragraph 14 below) receives his written notice of revocation at its office in Lemoyne, Pennsylvania within the aforementioned Revocation Period.  If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, the Corporation’s receipt of his notice of revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Agreement.  Provided that the Revocation Period expires without his having revoked this Agreement, this Agreement shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.

10.                                 Corporation Not Employee’s Advisor.  The Corporation makes no representation or warranty, express or implied, to Employee regarding the treatment of this Agreement or any payments Employee may receive by virtue of or in connection with any provision of this Agreement, under state, federal, or local laws pertaining to income or other taxation, nor does the Corporation provide to Employee any advice regarding the financial, investment, or legal desirability of his entering into this Agreement or making any elections or granting any releases referred to herein; and Employee acknowledges that it is and has been his sole and entire responsibility to explore any such aspects of this Agreement with attorneys and/or other advisors of his own selection, in connection with both his decision to enter into this Agreement and any decisions or elections which Employee may subsequently make in relation to any of the subject matter of this Agreement.  The Corporation makes no representation as to the applicability of Internal Revenue Code Section 409A to the payments under this Agreement or the Employment Agreement.

11.                                 Agreement Freely and Voluntarily Entered Into.  Employee warrants and represents that he has signed this Agreement after the opportunity for review and consultation with legal counsel of his choice and that he understands this Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.

12.                                 Representations to the Corporation.  In connection with his entering into this Agreement, and as an inducement for the Corporation to enter into this Agreement, Employee hereby represents the following matters to the Corporation:

a.                                       That Employee has carefully read and fully understands all of the provisions of this Agreement which sets forth the entire agreement between Employee and the Corporation, and that Employee has not relied upon any representations or statements, written or oral, not set forth in this document; and

b.                                      That Employee has had such time as Employee deemed necessary to review, consider, and deliberate as to the terms of this Agreement.

13.                                 Severability.  Should any provision(s) of this Agreement be determined, in a proceeding to enforce or interpret this Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by either Employee or the Corporation, the remainder of this Agreement shall continue in full force and effect.

14.                                 Notices.  Any notice, request, claim, demand, document, or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

A.                                   If to Corporation:

Bybel Rutledge LLP

Attn: Renee Lieux

1017 Mumma Road, Ste 302

Lemoyne, PA 17043

B.                                     If to Employee:

Solomon Z. Krevsky, Esquire

20 Erford Road, Ste 300A

Lemoyne, PA 17043

Or to any other address as any party shall have specified for itself by notice in writing to the other party.

15.                                 Choice of Law.  This Agreement shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

16.                                 Complete Written Settlement.  This Agreement expresses a full and complete settlement of all disputes between Employee and the Releasees.  Employee agrees that there are absolutely no agreements or reservations relating to termination of Employee’s employment and Employee’s release of the Releasees that are not clearly expressed in writing herein.  This Agreement may not be modified except in writing signed by all parties hereto.  Employee further agrees that the payments and benefits described herein are all he and/or his counsel are ever to receive with regard to Employee’s retirement and execution of this Release, and that the execution hereof is with the full knowledge that this Agreement covers all possible claims.

17.                                 Binding on Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

18.                                 Counterparts.  This Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

IN WITNESS WHEREOF, the parties have executed this Complete Settlement Agreement and General Release on the date first written above.

WITNESS:		Employee

/s/ Solomon Z. Krevsky		/s/ William L. Hummel
William L. Hummel

Date signed by Employee:	3/27/12

ATTEST:		RIVERVIEW FINANCIAL CORPORATION

/s/ Ryan Davis		By:	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer

ATTEST:		RIVERVIEW BANK

/s/ Ryan Davis		By:	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer